                                                                  EXHIBIT 10.10A
[LETTERHEAD OF THIRTEEN.WNET APPEARS HERE]

June 18, 1999

Mr. Val Landi
Vice President, Marketing
Look Smart
487 Bryant Street
San Francisco, CA 94107

Dear Mr. Landi:

This Agreement, made as of the 18/th/ day of June 1999, will confirm our mutual understanding with respect to a Grant of Two Million Three Hundred Fifty Thousand Dollars ($2,350,000) by Look Smart ("Look Smart") to Educational Broadcasting Corporation ("EBC") for the production of the television series presently entitled CHEFS OF CUCHINA AMORE (the "Series"), to be distributed nationally to public television stations by the Public Broadcasting Service ("PBS"). The parties agree as follows:

1.   The Term
: The Grant for the Series is for a period of five broadcast
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     seasons (i.e. 1999-2000, 2000-2001, 2001-2002, 2002-2003, 2003-2004)
     commencing with the season-opening broadcast in October, 1999. Either party may terminate this Agreement after the third broadcast season of the Series, by giving written notice to the non-terminating party on or before April 1, 2002. If this Agreement continues for the 2002-2003 broadcast season, either party may terminate this Agreement after the fourth broadcast season, by giving written notice to the non-terminating party on or before April 1, 2003.

2.   The Series:
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     (a)  Description: Each season of the Series will consist of fifty-two (52)
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          half-hour weekly broadcasts comprised of twenty-six (26) original programs and twenty-six (26) repeat programs on the subject of Italian cooking.

     (b)  Distribution and Scheduling: It is anticipated that t he Series will be
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          distributed by PBS to local television stations throughout the United States. It is expressly understood that local scheduling and broadcast of the Series is within the sole discretion of local television stations, and that the same applies to EBC's local scheduling. EBC will notify, and will cause PBS to notify, all PBS stations of Look Smart's partial national funding and request that any local funders not be from businesses competitive with Look Smart, namely, Internet Search engine/directory companies. Local funders on EBC's facilities will not be competitive with Look Smart.

3.   The Grant:  Look Smart, as partial national funder, will pay EBC the sum
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     total of Two Million Three Hundred Fifty Thousand Dollars ($2,350,000) for the production and presentation of the Series. The Series will also be supported by other corporations, government, foundations, individuals and public television sources, provided they are not businesses competitive with Look Smart.

4.   Payment:
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     (a)  Look Smart will make payment to EBC of the Grant as follows:

          1999-2000
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          One Hundred Seventeen Thousand Five Hundred Dollars ($117,500) on contract signing;

          One Hundred Seventeen Thousand Five Hundred Dollars ($117,500) on the date of PBS' first transmission of the Series;

          One Hundred Seventeen Thousand Five Hundred Dollars ($117,500) no later than three months after the date of PBS' first transmission of the Series;

          and, One Hundred Seventeen Thousand Five Hundred Dollars ($117,500) no later than six months after the date of PBS' first transmission of the Series.

          2000-2004
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          Two Hundred Thirty-five Thousand Dollars ($235,000) on the date of PBS's first transmission of the Series in each season;

          One Hundred Seventeen Thousand Five Hundred Dollars ($117,500) no later than three months after the date of PBS's first transmission of the Series in each season;

          One Hundred Seventeen Thousand Five Hundred Dollars ($117,500) no later than six months after the date of PBS' first transmission of the Series in each season.

          All payments shall be made to Educational Broadcasting Corporation, 450 West 33/rd/ Street, New York, NY 10001. Attention: Thomas A. Conway, Treasurer

     (b)  Nothing herein shall be deemed to require EBC to produce the Series.

     (c) In the event that the Series is terminated before the end of any season during the Term, EBC and Look Smart will negotiate in good faith as to an appropriate reduction in the Grant for that season, and no payments for subsequent seasons will be due.

5.   Underwriting Credit:
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     (a) Each program in the Series, including any and all repeat broadcasts, during the Term, will carry an underwriting credit, not to exceed fifteen seconds (:15) in length, at the beginning and conclusion, in both audio and visual form, stating that Look Smart helped make the Series possible, in part, by its Grant. Look Smart's announcement will appear before that of any other underwriter. All underwriting credits are subject to FCC regulations, PBS and EBC guidelines, and are subject to approval by EBC and PBS.

     (b) Look Smart will be responsible for all the costs of producing such underwriting credits and understands that public television stations will have the right to repeat a program in the Series, including the Look Smart credits, for a period of up to two (2) years after the initial release of the program by PBS. Look Smart will deliver the completed and fully-approved credit to EBC in Beta format no later than twelve weeks before the scheduled release of the first program of each broadcast season.

6.   Promotion/Advertising:
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     (a) EBC and Look Smart will make a joint announcement of Look Smart's funding of the Series. Look Smart will also have recognition on all promotional and press materials for the Series that are created or controlled by EBC. Inadvertent failure to identify Look Smart in any particular instance will not be a breach of this Agreement.

     (b) EBC will assign a client service person as a liaison to Look Smart in connection with the implementation of this Agreement.

     (c) EBC will cause PBS to provide a hot link to the Look Smart site at the PBS website www.pbs.org.
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     (d) Look Smart may make reference to its role as an underwriter of the Series in program promotion and institutional promotion provided that Look Smart affords EBC prior approval of any and all promotional materials. Look Smart will not act in any manner so as to express or imply institutional endorsement by EBC, its officers and employees, or others who appear on or are connected with the Series, without the prior permission of such parties.

7.   Representation, Warranty and Indemnity:
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     (a) Look Smart represents and warrants, with respect to any material or information which it provides in connection with the underwriting credit, or for advertising or promotion of the Series, that it will obtain the necessary permissions and releases and that the use of such material or information as contemplated by this Agreement will not violate or infringe upon the personal or proprietary rights of any third parties. EBC represents and warrants, with respect to any material or information which it provides in connection with the underwriting credit or for advertising or promotion of the Series, that it will obtain the necessary permissions and releases and that the use of such material or information will not violate or infringe upon the personal or proprietary rights of any third parties.

     (b) Look Smart will at all times indemnify, defend and hold EBC, its trustees, officers and employees, harmless from and against any and all claims, damages, costs, liabilities and expenses, including reasonable attorney's fees, arising out of or in connection with any breach or alleged breach of any warranty, representation, obligation, undertaking or agreement made by Look Smart herein. EBC will at all times indemnify, defend and hold Look Smart, its subsidiaries, affiliates, officers and employees, harmless from and against any and all claims, damages, costs, liabilities and expenses, including reasonable attorney's fees, arising out of or in connection with (i) any breach or alleged breach of any warranty, representation, obligation, undertaking or agreement made by EBC herein, and (ii) all content, production, distribution and broadcast of the programs in the Series.

     (c) The parties agree that notwithstanding anything to the contrary set forth above, neither party will be liable for indirect; special or consequential damages even in the event that the party being charged was advised of the possibility of the same.

8.   Miscellaneous:
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     (a) This Agreement is governed by the laws of the State of New York applicable to contracts entered into and to be fully performed therein. Any and all matters of dispute of any nature whatsoever arising out of, or in any way connected with this Agreement, or the relationship between the parties hereto, will be subject to determination only by the Federal or State courts located in the State of New York, within the County of New York. Look Smart and EBC hereby consent and submit to the jurisdiction of such courts.

     (b) Nothing herein shall be deemed to create any association, partnership, or joint venture between EBC and Look Smart.

     (c) Neither party shall assign its rights or obligations hereunder without the written consent of the other party.

     (d) All notices given by either party under this Agreement must be in writing and sent postage pre-paid to the other party at its address given above, with notices to EBC sent with a courtesy copy to the Office of General Counsel.

     (e) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be amended or modified except in writing signed by the parties.

If the foreg
oing accords with your understanding, please so indicate by signing below at the place indicated.

Very truly yours,                       Accepted and Agreed:

EDUCATIONAL BROADCASTING                LOOK SMART
CORPORATION

By: /s/ Thomas Conway, VP & CFO         By: /s/ Val Landi
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Date: 7-7-99                            Date:   6/28/99
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